Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-151104 on Form S-8 of our report dated June 28, 2010, appearing in this Annual Report on Form 11-K of Westar Energy, Inc. Employees’ 401(k) Savings Plan for the year ended December 31, 2009.

/s/ DELOITTE & TOUCHE LLP

Kansas City, MO

June 28, 2010